Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Clearwater Investment Trust

We consent to the use of our report dated February 26, 2014, incorporated herein by reference, on the financial statements of Clearwater Core Equity Fund, Clearwater Small Companies Fund, Clearwater Tax-Exempt Bond Fund and Clearwater International Fund and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota
April 25, 2014